CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File Numbers 33-20125, 333-14591 and 333-56048.

/s/ Arthur Andersen LLP

Chicago, Illinois
September 12, 2001

Exhibit 23